UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 2, 2013

INVESTVIEW INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

54 Broad Street, Suite 301

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (732) 380-7271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On October 2, 2013, Investview Inc. (the “Company”) entered into a Securities Purchase Agreement with Allied Global Ventures LLC (“Allied Global”) pursuant to which Allied Global agreed to purchase up to 1,000,000 shares of the Company’s common stock (the “Allied Shares”) together with Common Stock Purchase Warrants to acquire up to 1,000,000 shares of common stock (the “Allied Warrants” and collectively with the Allied Shares, the “Allied Securities”) for an aggregate purchase price of $1,000,000. On October 2, 2013, Allied Global acquired the initial 100,000 Allied Shares and 100,000 Allied Warrants. The Securities Purchase Agreement provides that Allied Global shall purchase and the Company shall sell up to an additional 500,000 Allied Shares and 500,000 Allied Warrants by November 30, 2013 and up to an additional 400,000 Allied Shares and 400,000 Allied Warrants by January 31, 2014. The Allied Warrant is exercisable for a period of five years at an exercise price of $1.50 per share.

The Allied Securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. Allied Global is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement entered by and between Investview Inc. and Allied Global Ventures LLC

4.2	Form of Common Stock Purchase Warrant issued to Allied Global Ventures LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ Dr. Joseph Louro
Name:	Dr. Joseph Louro
Title:	Chief Executive Officer

Date:	October 8, 2013